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EXHIBIT 10.12

Promissory Note of Registrant to KeyBank National Association dated June 1, 2004 [revolver]

*01010063354300000110010D20*

PROMISSORY NOTE

Principal $2,500,000.00
Loan Date 06-01-2004
Maturity 05-31-2006
Loan No 11001
Call/Coll 402/326
Account E0100633543
Officer MH031
Initials

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:
Kahiki Foods, Inc.
3004 East 14th Avenue
Columbus, OH 43219

Lender:
KeyBank National Association
OH-MM-Columbus
88 East Broad Street
Columbus, OH 43215

Principal Amount: $2,500,000.00
Initial Rate: 3.500%
Date of Note: June 1, 2004

PROMISE TO PAY. Kahiki Foods, Inc. ("Borrower") promises to pay to KeyBank National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million Five Hundred Thousand & 00/100 Dollars ($2,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay the loan in one payment of all outstanding principal plus all accrued unpaid interest on May 31, 2006. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 30, 2004, with all subsequent interest payments to be due on the last day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's

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address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day that the Index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points under the Index, resulting in an initial rate of 3.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
KeyBank National Association, OH-MM- Columbus, 88 East Broad Street, Columbus, OH 43215.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

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     Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and in doing so, cure any Event of Default.

     Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this
Note is impaired.

     Insecurity. Lender in good faith believes itself insecure.

     Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15)

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days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys' fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes

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Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of his or her authority: Michael C Tsao, President of Kahiki Foods, Inc. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

LIBOR 1 MONTH. An exhibit, titled "LIBOR 1 Month Exhibit," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

LIBOR 2 MONTH. An exhibit, titled "LIBOR 2 Month Exhibit," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

LIBOR 3 MONTH. An exhibit, titled "LIBOR 3 Month Exhibit," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the

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principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "CREDITOR" AND "HIS" MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY FOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

KAHIKI FOODS, INC.


By: /s/ Michael C Tsao
    ------------------------------------
    Michael C Tsao,
    President of Kahiki
    Foods, Inc.